CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-59434, 333-86909, 333-43402 and 333-68772) of
Cognizant Technology Solutions Corporation of our report dated February 4, 2002 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

NEW YORK, NEW YORK
March 11, 2002